UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2005
URS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of jurisdiction of incorporation)

1-7567 (Commission File No.)	94-1381538 (IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 774-2700
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
     On August 26, 2005, URS Corporation (the “Company”) and Joseph Masters, Vice President and General Counsel, entered into an amendment (the “Amendment”) to that certain Employment Agreement, dated as of September 8, 2000, between the Company and Mr. Masters (the “Employment Agreement”). The Amendment provides that the time period during which Mr. Masters will be eligible to receive a Change in Control Payment and Severance Benefits (each as defined in the Employment Agreement) if his employment with the Company is terminated for any reason will be extended from August 27, 2005 to December 1, 2005.

2.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION
Dated: August 29, 2005	By:	/s/ Kent P. Ainsworth
Kent P. Ainsworth
Executive Vice President and Chief Financial Officer

3.